                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                        TRIPLE-S MANAGEMENT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                     THE SHAREHOLDERS OF TRIPLE-S MANAGEMENT

Pursuant to Articles 5-1 and 5-3 of the By-laws of Triple-S Management, the Board of Directors convenes the Annual Meeting of Shareholders to be held on Sunday, April 25, 2004 at 9:00 am in the Ponce de Leon Rooms A, B, and C of the Condado Plaza Hotel, at 999 Ashford Avenue, San Juan, Puerto Rico.

The Annual Meeting will take place in order to consider and vote on the matters indicated in the Notice for the Annual Meeting of Shareholders and described in detail in the Proxy Statement sent to the Shareholders. The Board of Directors has set March 15, 2004 as the date to determine which Shareholders have the right to be convened and vote at the Annual Meeting on April 25, 2004.

It is very important that you attend and personally exercise your right to vote at the Annual Meeting. However, we urge you to promptly complete, sign, date, and return the enclosed Proxy Form solicited by the Board of Directors to the following faxes or addresses:

                                      FAX:
                        (787) 749-4191 or (787) 706-4023

                           IN PERSON OR BY MESSENGER:
                Office of the Secretary of the Board of Directors
            Triple-S Management Corporation Principal Office Building
                      1441 FD Roosevelt Avenue, Sixth Floor
                           San Juan, Puerto Rico 00920

                                    BY MAIL:
                Office of the Secretary of the Board of Directors
                         Triple-S Management Corporation
                                  PO Box 363628
                        San Juan, Puerto Rico 00936-3628

                                   ATTENTION:
                           Jesus R. Sanchez Colon, DMD
                       Secretary of the Bard of Directors

The Shareholders may personally register their Proxies at the Office of the Secretary of the Board of Directors, before the day set for the Annual Meeting and during Triple-S Management's office hours, Monday through Friday from eight o'clock in the morning (8:00 am) to four thirty in the afternoon (4:30 pm), except Saturday, Sunday, and holidays. The Shareholders shall also have the opportunity to personally register their Proxies in the Panama Room at the Condado Plaza Hotel, San Juan, Puerto Rico, on Saturday, April 24, 2004, from one o'clock (1:00 pm) until five o'clock in the afternoon (5:00 pm).

Those Shareholders that do not register their Proxies before the day the Annual Meeting takes place will be able to register them on Sunday, April 25, 2004, from seven thirty in the morning (7:30 am) until the Proxy Registry is ordered to be closed.

San Juan, Puerto Rico                       By Order of the Board of Directors
March 26, 2004


/s/Fernando J. Ysern-Borras, MD             /s/Jesus R. Sanchez-Colon, DMD
----------------------------------          -----------------------------------
Fernando J. Ysern-Borras, MD                Jesus R. Sanchez-Colon, DMD
Chairman of the Board of Directors          Secretary of the Board of Directors


                     THE BOARD OF DIRECTORS COUNTS WITH YOUR
               PARTICIPATION. IT IS IMPORTANT THAT YOUR SHARES BE
                             PRESENT OR REPRESENTED.
                             YOUR VOTE IS IMPORTANT!